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                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D. C.


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of Earliest Event Reported):      February 1, 1995
                                                        ----------------------

                            MORRISON KNUDSEN CORPORATION
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             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)



            I-8889                                      82-0393735
   ------------------------               ------------------------------------
   (Commission File Number)               (I.R.S. Employer Identification No.)


           Morrison Knudsen Plaza, Boise, Idaho                   83729
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              (Address of Principal Executive Offices)          (Zip Code)

                                 (208) 386-5000
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              (Registrant's Telephone Number, Including Area Code)


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ITEM 5.  OTHER MATERIAL IMPORTANT EVENTS.

On February 1, 1995, the Company announced the elimination of its quarterly dividend due to the fourth quarter losses and announced the retirement of William J. Agee as Chief Executive Officer of the Company. See the press release which is attached hereto as Exhibit 1.

On February 10, 1995, the Company announced the election of William P. Clark as Acting Chairman of the Board, Stephen G. Hanks as Acting Chief Executive Officer and Robert A. Tinstman as Acting Chief Operating Officer.

On February 16, 1995, the Company announced expected losses for fourth quarter. See the press release which is attached hereto as Exhibit 2.

The Company has been served with the following lawsuits:

     Consolidated and First Amended Class Action Complaint No. CV 94-0334-S-EJL;

     Lea Drasnin and Clyde A. Platt, Sr. vs. Morrison Knudsen Corporation, et al. U.S. District Court, District of Idaho, Case No. CIV-95-0066-S-JLQ;

     Jeannette Gruesen vs. Morrison Knudsen Corporation, et al., U.S. District Court, State of Idaho, Case No. CIV-95-0070-S-JLQ;

     Ralph DeKlotz, et al. vs. Morrison Knudsen Corporation, et al., Fourth Judicial District Court, State of Idaho, Case No. CV 00 9500605D;

     Otto Stern vs. William J. Agee, et al. and Morrison Knudsen Corporation, Court of Chancery, State of Delaware, Case No. 14032;

     Marie Caffrey vs. William J. Agee, et al. and Morrison Knudsen Corporation, Court of Chancery, State of Delaware, Case No. 14033;

     Claire Hager vs. William J. Agee, et al. and Morrison Knudsen Corporation, Court of Chancery, State of Delaware, Case No. 14034;

     Tammy Newman, et al. vs. William J. Agee, et al., U.S. District Court, State of Idaho, Case No. CIV94-0478-S-EJL; and

     Robert Susser and Allen Bunning vs. William J. Agee, et al., U.S. District Court, State of Idaho, Case No. CIV94-0477-S-LMB.

     Richard Akers vs. William J. Agee, et al., U.S. District Court, State of Idaho, Case No. CIV95-0071-S-JLQ.


                                      - 2-


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        MORRISON KNUDSEN CORPORATION
                                        (Registrant)


February 22, 1995                       By: /s/ David A. Channer
                                           -----------------------------------
                                            David A. Channer
                                            Secretary (Acting)






                                      - 3 -


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                                    EXHIBIT 1

MORRISON KNUDSEN CORPORATION                                       NEWS RELEASE

Morrison Knudsen Plaza/P. O. Box 73
Boise, Idaho  83729                            For Further Information Contact:
Telex:  368439/Phone:  (208) 386-5387                  Corporate Communications
Fax:  (208) 386-5065

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FOR RELEASE:                    FEBRUARY 1, 1995

                 MK ANTICIPATES SUBSTANTIAL FOURTH QUARTER LOSS
                      FORMS EXECUTIVE SUCCESSION COMMITTEE

     BOISE -- Morrison Knudsen Corporation today announced it expects its operating results will be substantially below expectations for the fourth
quarter, resulting in additional losses for 1994.   The fourth quarter losses
are principally associated with construction and transit projects and the write-off of its Vertac operations in Arkansas. As a result of these losses, the Board will eliminate the company's quarterly dividend.

     The company also announced that its Board has embarked on an energetic restructuring program that will include changes in the company's management, as well as perhaps, the sale of additional non-core business units.

     MK Chairman and Chief Executive Officer William J. Agee reported that a committee of its Board of Directors has been established to identify and hire his successor. Agee said the committee was formed at his suggestion in November 1994 after he informed the Board in October of his intention to retire as chief executive officer. He added that he is prepared to work with a new chief executive officer to refine and implement a strategy that will move Morrison Knudsen successfully forward.

     The company said that discussions have commenced with its banks to overcome loan defaults caused by fourth quarter losses.

     MK expects to announce  year-end results in mid-February.

     Morrison Knudsen Corporation (MRN-NYSE) serves the world's transportation, construction, environmental, industrial, mining and power markets as an engineer, contractor and manufacturer, offering complete development, operations and financial services.

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                                    EXHIBIT 2

MORRISON KNUDSEN CORPORATION                                       NEWS RELEASE

Morrison Knudsen Plaza/P. O. Box 73
Boise, Idaho  83729                            For Further Information Contact:
Telex:  368439/Phone:  (208) 386-5387                  Corporate Communications
Fax:  (208) 386-5065

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FOR RELEASE:
                                FEBRUARY 16, 1995

                   MK ESTIMATES 1994 NET LOSS OF $175 MILLION


     BOISE -- Morrison Knudsen Corporation announced today that write-downs and the creation of loss reserves in the fourth quarter are expected to cause a net loss for the year ended December 31, 1994 of approximately $175 million. MK expects to announce its final results in March.

     Based on preliminary, unaudited results, fourth quarter revenues were $658 million, compared to $773 million for the final quarter of 1993. The net loss for the fourth quarter was about $141 million, compared to net income of $10.4 million a year ago.

     The fourth quarter pre-tax loss includes reserves of $57.3 million for anticipated losses on several uncompleted Transit Group contracts. The reserves are for contracts in the early stages of production and delivery that continued to experience higher than expected production costs at two new manufacturing facilities.

     For purposes of calculating the estimated loss for 1994, the company also assumed estimated loss reserves and write-downs of $18 million from its 65% owned subsidiary, MK Rail Corporation, principally as a result of operating losses in its locomotive manufacturing and remanufacturing business and the write-off of its investment in Argentina. MK Rail is expected to announce its final results in March.

     During the fourth quarter, the company encountered unstable subsoil conditions on its Taipei subway tunnel project which resulted in a loss provision of $28 million for additional contract costs. The company also recorded contract losses of $24.8 million for several fixed-price construction projects nearing completion in 1994, principally due to the rejection of change orders and higher than anticipated costs. The company provided for a $12.8 million write-down of its Vertac hazardous waste incineration facility. Vertac was notified in January 1995 of contract termination and instructed to vacate the site.


                                    - MORE -


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     Reserves of $22.7 million were established because of MK's decision to sell or discontinue investment in several non-core businesses. Additional reserves of $16 million were provided for other asset exposures and contingencies.

     For the year ended December 31, 1994 the company reported revenue of $2.5 billion, compared to $2.7 billion in 1993. The 1994 loss of approximately $175
million compares with net income of $35.8 million in 1993.   The company also
said that its backlog of business at the end of 1994 was $4.0 billion compared to $4.2 billion at year-end 1993.

     MK said that constructive discussions are continuing with its lead banks with respect to the company's prior announcement of its default on loan covenants.

     Morrison Knudsen Corporation (MRN-NYSE), founded in 1912, serves the world's construction, mining, transportation, environmental, industrial and power markets as an engineer, contractor and manufacturer.


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